UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2008
_______________________________

REOSTAR ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Nevada	000-52316	20-8428738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3880 Hulen Street
Forth Worth, Texas 76107
(Address of principal executive offices)

(817) 989-7367
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Item 1.01 Entry into a Material Definitive Agreement.

              On October 30, 2008, ReoStar Energy Corporation (the "Company") entered into a Credit Agreement (the "Credit Agreement) with Union Bank of California, N.A., as administrative agent ("Administrative Agent") for certain lenders party to the Credit Agreement from time to time (the "Lenders") and as issuing lender ("Issuing Lender") for such lenders.

              The Credit Agreement provides for a $25,000,000 secured revolving credit facility (the "Credit Facility"). The Credit Facility will be used to provide funds for (i) the retirement of a portion of the Company's existing debt, (ii) the acquisition and development of oil and gas properties, (iii) working capital, and (iv) general purposes including the issuance of letters of credit.

              All loans under the Credit Agreement may be prepaid at any time without premium or penalty and are due and payable on the date that is three years from the closing date, subject to certain minimum amount requirements as described in the Credit Agreement.

              Loans or advances under the Credit Agreement bear interest, depending on the type of loan requested. A reference rate advance will bear interest at a rate equal to the greater of (i) the rate announced publicly from time to time by the Administrative Agent as its reference rate or (ii) half of 1% above the Federal Funds Effective Rate in effect from time to time, plus the applicable margin, which ranges from 0.00% to 0.50% depending on the level of utilization of the borrowing base. If the advance is a Eurodollar rate advance, then it will bear interest at a rate equal to the Eurodollar Rate (as described herein), plus the applicable margin, which ranges from 2.00% to 2.75% depending on the level of utilization of the borrowing base. The Eurodollar Rate is a rate per annum determined by the Administrative Agent pursuant to a formula based on the interest rate set forth on Reuters Reference LIBOR01 and the applicable lender's reserve percentage.

              The Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default customary to transactions of its nature.

              All indebtedness, obligations and liabilities of the Company arising under or in connection with the Credit Agreement are guaranteed by the Company's subsidiaries, ReoStar Leasing, Inc., ReoStar Gathering, Inc., and ReoStar Operating Incorporated. Pursuant to the related Security Agreement dated October 30, 2008, the Company and its subsidiaries granted a security interest to the Administrative Agent for the benefit of the Lenders in substantially all of their respective assets. In addition, as collateral for the Company's obligations under the Credit Agreement, certain shareholders of the Company agreed to pledge, in favor of the Administrative Agent and for the benefit of the Lenders, their respective ownership interests in the Company and, pursuant to the related Pledge Agreement dated October 30, 2008, the Company agreed to pledge its ownership interests in its subsidiaries.

              The descriptions of the Credit Agreement, the Security Agreement, and the Pledge Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, the Security Agreement, and the Pledge Agreement filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

              The disclosure required by this item is included in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated October 30, 2008, among Reostar Energy Corporation, certain lenders party thereto from time to time, and Union Bank of California, N.A. as administrative agent and issuing lender.

10.2	Security Agreement, dated October 30, 2008, among Reostar Energy Corporation, ReoStar Gathering, Inc., ReoStar Leasing, Inc., ReoStar Operating Incorporated, and Union Bank of California, N.A. as administrative agent.

10.3	Pledge Agreement, dated October 30, 2008, among Reostar Energy Corporation and Union Bank of California, N.A. as administrative agent.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REOSTAR ENERGY CORPORATION

Dated: November 4, 2008	/s/ Mark S. Zouvas
Mark S. Zouvas, Chief Executive Officer